                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                               FORM 8-K/A (No. 1)



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of report: June 15, 2001
                 (Date of earliest event reported) June 13, 2001


                                  Medwave, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
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                 (State of Other Jurisdiction of Incorporation)


           0-28010                                  41-1493458
--------------------------------       -----------------------------------------
    (Commission File Number)              (I.R.S. Employer Identification No.)


          4382 Round Lake Road West
          Arden Hills, Minnesota                           55112
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    (Address of Principal Executive Offices)             (Zip Code)


                                 (651) 639-1227
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.           Other Events.

         On June 13, 2001, the Company completed the second, and final, round of a private placement of units, which round involved approximately 1.2 million units and provided net proceeds to the Company of approximately $4.4 million. On March 20, 2001, the Company completed the first round of this private placement. Each unit in the second round of the private placement was sold at a price of $4.25 and consisted of one share of common stock of the Company and a five-year warrant to purchase one share of common stock at an exercise price of $4.25 per share. The entire private placement (including the first round completed in March 2001) provided net proceeds of approximately $5.3 million to the Company, which will be used primarily for sales and marketing expenses as well as additional research and product development expenses. The units offered have not been registered under federal or state securities laws and cannot be resold without registration or an applicable exemption therefrom.

         The Company believes that with the proceeds from this private placement, the Company has the resources needed to meet its cash requirements for approximately twenty-two (22) months from April 30, 2001.

         Set forth below is the unaudited balance sheet of the Company as of June 30, 2001, reflecting the financial condition of the Company at the end of the month in which the private placement was completed. Such unaudited balance sheet demonstrates the Company's compliance with the $2.5 million stockholders' equity requirement for continued listing on the Nasdaq Stock Market, a requirement which the Company had temporarily dropped below at the time of certain earlier financial statements.


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                                  MEDWAVE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                                                              JUNE 30,
                                                                                2001
                                                                         ---------------
                                                                            (unaudited)
ASSETS
Current Assets:
       Cash and cash equivalents                                              $4,943,227
       Accounts receivable,  net of allowance for doubtful                       185,985
         accounts of $13,203
       Inventories                                                               442,443
       Prepaid expenses                                                          169,925
                                                                         ---------------
Total current assets                                                           5,741,580


Property and equipment:
       Research and development equipment                                        212,332
       Office Equipment                                                          113,086
       Manufacturing and engineering equipment                                   285,504
       Sales and marketing equipment                                              54,269
       Leasehold improvements                                                     31,613
                                                                         ---------------
                                                                                 696,804
       Accumulated depreciation                                                 (572,651)
                                                                         ---------------
                                                                                 124,153
                                                                         ---------------

Total Assets                                                                  $5,865,733
                                                                         ===============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                                        $  73,792
       Accrued payroll                                                            42,600
       Deferred Revenue                                                          199,690
                                                                         ---------------
Total current liabilities                                                        316,082

Shareholders' equity:
       Common Stock, no par value:
             Authorized shares--50,000,000
             Issued and outstanding shares -                                  21,764,935
                June 30, 2001 - 6,916,586
       Deficit accumulated during the development stage                      (16,215,284)
                                                                         ---------------
Total shareholders' equity                                                     5,549,651
                                                                         ---------------
Total liabilities and shareholders' equity                                    $5,865,733
                                                                         ===============

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 MEDWAVE, INC.


Date:  July 27, 2001             By  /s/ Timothy O'Malley
                                    --------------------------------------------
                                           Timothy O'Malley
                                           President and Chief Executive Officer